Exhibit 99.1

News Release

MasterCard’s Board of Directors Announces Capital Actions

•	10-for-1 Stock Split

•	83% Increase in Quarterly Dividend

•	$3.5 Billion Class A Share Repurchase Program

Purchase, New York, December 10, 2013 – MasterCard Incorporated (NYSE: MA) today announced that its Board of Directors has approved several capital actions:

•	A 10-for-1 stock split of the Company’s common stock to be effected through a stock dividend;

•	An 83% increase in the Company’s quarterly cash dividend to $1.10 per share ($0.11 per share after the stock split); and

•	A new share repurchase program authorizing the Company to repurchase up to $3.5 billion of its Class A common stock.

“Today’s actions reflect our ongoing commitment to deliver shareholder value as well as our confidence in the long-term growth and financial performance of our Company,” said Ajay Banga, president and chief executive officer, MasterCard.

The record date for the 10-for-1 stock split is the close of business on January 9, 2014, with share distribution scheduled for January 21, 2014. As a result of the split, shareholders will receive nine additional shares of MasterCard common stock for each share they hold as of the record date. Total shares of common stock outstanding will increase from approximately 120 million to 1.2 billion based on the Company’s share count as of December 5, 2013.

The higher quarterly dividend of $1.10 per share on a pre-split basis, up from $0.60 per share, is to be paid February 10, 2014 to shareholders of record as of January 9, 2014.

The new share repurchase program will become effective at the completion of the company’s previously announced $2 billion share repurchase program. As of December 5, 2013, the Company had $514 million remaining under the current program authorization.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press

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release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, statements relating to the Company’s long-term growth and financial performance and the manner and amount of purchases by MasterCard pursuant to its share repurchase program dependent upon price and market conditions.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2012, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2013, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

About MasterCard

MasterCard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry. We operate the world’s fastest payments processing network, connecting consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories. MasterCard’s products and solutions make everyday commerce activities – such as shopping, traveling, running a business and managing finances – easier, more secure and more efficient for everyone. Follow us on Twitter @MasterCardNews, join the discussion on the Cashless Pioneers Blog and subscribe for the latest news on the Engagement Bureau.

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Investor Relations Contact: Barbara Gasper, Investor_Relations@mastercard.com, 914-249-4565

Media Relations Contact: Chris Monteiro, Chris_Monteiro@mastercard.com, 914-249-5826